Exhibit 10.4

AMENDMENT AGREEMENT

This Amendment Agreement (this "Agreement"), dated as of September 1, 2016, is made by and between JGB (Cayman) Waltham Ltd. (the "JGB Waltham"), JGB (Cayman) Concord Ltd. (“JGB Concord”), InterCloud Systems, Inc., a Delaware corporation (the "Company"), VaultLogix, LLC, a Delaware limited liability company (“VaultLogix” and together with the Company, the “Borrowers”), and each of the Guarantors signatory hereto (the “Guarantors”).

WHEREAS, JGB Waltham is the holder of the Second Amended and Restated Senior Secured Convertible Debenture due May 31, 2019, in the original principal amount of $7,500,000 (as may be subsequently amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “December Debenture”) and 0.67% Senior Secured Note due May 31, 2019, in the original principal amount of $2,745,000 (the “December Note”);

WHEREAS, the December Debenture was originally issued pursuant to that certain Securities Purchase Agreement dated as of December 29, 2015, by and among JGB Waltham and the Company (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Securities Purchase Agreement") and the December Note is deemed issued pursuant to the Securities Purchase Agreement;

WHEREAS, the Company’s obligations under the December Debenture, the December Note and the other Transaction Documents (as defined in the Securities Purchase Agreement) are unconditionally guaranteed by each of the Guarantors pursuant to a Subsidiary Guaranty dated December 29, 2015 (the “December Subsidiary Guaranty”) and VaultLogix executed a joinder to the December Subsidiary Guaranty as May 23, 2016 (the “VL Guaranty Joinder”);

WHEREAS, as security for all of the indebtedness and obligations due to JGB Waltham under the December Debenture and the December Note and the other Transaction Documents (collectively, the "December Obligations"), Company and the Guarantors executed and delivered to JGB Waltham a certain Security Agreement dated as of December 29, 2015 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "December Security Agreement"), granting to JGB Waltham a security interest in the collateral, as defined in the December Security Agreement (the "December Security Agreement Collateral") and VaultLogix executed a joinder to the December Security Agreement as of May 23, 2016 (together with the VL Guaranty Joinder, the “VL Joinders”);

WHEREAS, JGB Concord is the holder of the Amended and Restated Senior Secured Convertible Note due May 31, 2019, in the original principal amount of $11,601,054.62 made by the Company and VaultLogix, as co-borrowers (as may be subsequently amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “February Convertible Note”) and 0.67% Senior Secured Note due May 31, 2019, in the original principal amount of $5,220,475 made by the Company and VaultLogix, as co-borrowers (the “February Note” and collectively with the December Debenture, December Note and February Convertible Note, the “JGB Notes”);

WHEREAS, the February Convertible Note was issued pursuant to the Securities Exchange Agreement dated as of February 18, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Securities Exchange Agreement"), by and among JGB Concord, VaultLogix and the Company, and the February Note is deemed issued pursuant to the Securities Exchange Agreement;

WHEREAS, as security for all of the indebtedness and obligations due to JGB Concord under the February Convertible Note, the February Note and the other Operative Documents (as defined in the Securities Exchange Agreement) (collectively, the "February Obligations"), VaultLogix executed and delivered to JGB Concord a certain Security Agreement dated as of February 18, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "February Security Agreement"), granting to JGB Concord a security interest in the collateral, as defined in the February Security Agreement (the "February Security Agreement Collateral" and together with the December Security Agreement Collateral, the “Collateral”);

WHEREAS, on May 23, 2016, each of the Guarantors unconditionally guaranteed the February Obligations pursuant to a Subsidiary Guaranty (the “February Subsidiary Guaranty”) and each of the Guarantors executed a joinder to the February Security Agreement (the “February Guarantor Joinders”);

WHEREAS, on August 25, 2016, JGB Waltham, by written notice to the Company and each Guarantor, declared an Event of Default pursuant to Section 8(a)(ii) of the December Debenture as a result of the Company’s failure to meet the Consolidated EBITDA covenant set forth in Section 7(b) of the December Debenture for the quarterly period ended June 30, 2016, and an Event of Default pursuant to Section 2(a)(iii) of the December Note as a result of the occurrence of the foregoing Event of Default under the December Debenture (together the “December Specified Defaults”) and accelerated all of the December Obligations;

WHEREAS, on August 25, 2016, JGB Concord, by written notice to the Borrowers and each Guarantor, declared an Event of Default under Section 8(a)(ix) of the February Convertible Note as a result of the occurrence of the December Specified Defaults, an Event of Default under each Section 2(a)(ii) and Section 2(a)(iii) of the February Note, in each case, as a result of the occurrence of the December Specified Defaults (collectively, the “February Specified Defaults” and collectively with the December Specified Defaults, the “Specified Defaults”) and accelerated all of the February Obligations;

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WHEREAS, as a result of the Specified Defaults, JGB Concord and JGB Waltham took possession of certain cash collateral for the JGB Notes (the “Cash Collateral”) held on deposit in certain deposit accounts with PNC Bank, N.A. subject to deposit account control agreements in favor of JGB (the “Cash Collateral Accounts”); and

WHEREAS, the Borrowers have requested that JGB waive the Specified Defaults, agree to an allocation for the application of the Cash Collateral to the partial satisfaction of the December Obligations and February Obligations, and to amend certain provisions of the JGB Notes;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Acknowledgments with respect to the December Debenture and December Note. The Company, the Guarantors and VaultLogix acknowledge and agree that:

1.1         Defaults. The December Specified Defaults have occurred and are continuing.

1.2         Transaction Documents. The December Debenture, the December Note, the Securities Purchase Agreement, the December Subsidiary Guaranty, the December Security Agreement, the VL Joinder, the other Transaction Documents and all other agreements, instruments and other documents executed in connection with or relating to the December Obligations or the December Security Agreement Collateral (the "December Debenture Documents") are legal, valid, binding and enforceable against the Company, the Guarantors and VaultLogix in accordance with their terms.

1.3         Obligations. The December Obligations are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

1.4         Collateral. JGB Waltham has valid, enforceable and perfected security interests in and liens on the December Security Agreement Collateral, as to which there are no setoffs, deductions, claims, counterclaims or defenses of any kind or character whatsoever.

1.5         Right to Accelerate Obligations. As a result of the December Specified Defaults, the JGB Waltham has the right to accelerate the maturity and demand immediate payment of the December Obligations.

1.6         Holder Conduct. JGB Waltham has fully and timely performed all of its obligations and duties in compliance with the December Debenture Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.

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2.         Acknowledgments with respect to the February Convertible Note and February Note. The Borrowers and each Guarantor acknowledge and agree that:

2.1         Defaults. The February Specified Defaults have occurred and are continuing.

2.2         Transaction Documents. The February Convertible Note, the February Note, the Securities Exchange Agreement, the February Security Agreement, the February Subsidiary Guaranty, the February Guarantor Joinders, the other Operative Documents and all other agreements, instruments and other documents executed in connection with or relating to the February Obligations or the February Security Agreement Collateral (the "February Note Documents") are legal, valid, binding and enforceable against the Borrowers in accordance with their terms.

2.3         Obligations. The February Obligations are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

2.4         Collateral. JGB Concord has valid, enforceable and perfected security interests in and liens on the February Security Agreement Collateral, as to which there are no setoffs, deductions, claims, counterclaims or defenses of any kind or character whatsoever.

2.5         Collateral. JGB Concord has valid, enforceable and perfected security interests in and liens on the February Security Agreement Collateral, as to which there are no setoffs, deductions, claims, counterclaims or defenses of any kind or character whatsoever.

2.6         Right to Accelerate Obligations. As a result of the February Specified Defaults, JGB Concord has the right to accelerate the maturity and demand immediate payment of the February Obligations.

2.7         Holder Conduct. JGB Concord has fully and timely performed all of its obligations and duties in compliance with the February Note Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.

3.         Application of Cash Collateral to the February Obligations and the December Obligations.

3.1         Outstanding Principal Balances. The parties agree that as of August 25, 2016, immediately prior to the acceleration of the JGB Notes, the outstanding principal balance of the JGB Notes were as follows:

(a)         February Convertible Note - $11,601,055

(b)         February Note - $4,930,449

(c)         December Debenture - $5,930,555

(d)         December Note - $2,592,500

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3.2         Application of Cash Collateral.

(a)         An amount of the Cash Collateral equal to $5,176,971.03 shall be applied to the satisfaction in full of the entire outstanding principal balance of the February Note and all accrued and unpaid interest thereon.

(b)         An amount of Cash Collateral equal to $7,013,083.59 shall be applied to the satisfaction of $6,600,549.26 of the outstanding principal balance of the February Convertible Note. After giving effect to the foregoing, the outstanding principal balance of the February Convertible Note shall be $5,000,505.74. The accrued and unpaid interest on the February Convertible Note shall remain outstanding and unaffected by the foregoing and shall be payable when due in accordance with the terms of the February Note.

(c)         Upon consummation of the Dominion Transactions (as defined below), JGB will promptly return an amount of the Cash Collateral equal to $2,000,000 to the Borrowers (the “Remaining Cash”). Until such time that JGB returns the remaining cash to the Borrowers, JGB shall be entitled to hold such Remaining Cash as collateral for the December Obligations and the February Obligations and, to the extent that the Dominion Transactions have not been consummated prior to September 16, 2016, JGB shall be entitled to apply the Remaining Cash to the reduction of the outstanding February Obligations and/or December Obligations (whether or not any events of defaults have then occurred or are then continuing) as JGB determines in its sole discretion. The Company shall pay a cash fee to JGB equal to $150,000 upon the consummation of a Dominion Transaction, which JGB may deduct from the Remaining Cash. For purposes hereof, “Dominion Transactions” means the acquisition by Dominion Capital LLC (or one if its affiliates) from JGB Concord of $2,000,000 of the principal amount of the February Convertible Note (but not any related liens or security interests of JGB Concord or any guaranties of the February Convertible Note) on terms acceptable to JGB Concord in its sole discretion, including, without limitation, the entry into a subordination agreement by Dominion Capital LLC in favor of JGB. After the consummation of the Dominion Transaction the outstanding principal of the February Convertible Note shall be $3,000,505.74 (assuming that there are no reductions in the principal amount of the February Convertible Note prior to the consummation of the Dominion Transactions).

(d)         None of the Cash Collateral shall be applied to the December Debenture or December Note and, for the avoidance of doubt, there shall be no reduction in the outstanding principal balance of the December Debenture or the December Note.

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4.         Waivers of the Specified Defaults.

4.1         December Specified Defaults. As of the Effective Date (as defined below), JGB Waltham hereby grants a one-time waiver of the provisions of Section 8(a)(ii) of the December Debenture and Section 2(a)(ii) of the December Note, in each case, solely to permit the Specified Defaults.

4.2         February Specified Defaults. As of the Effective Date, JGB Concord hereby grants a one-time waiver of the provisions of Section 8(a)(ix) of the February Convertible Note and Sections 2(a)(ii) and 2(a)(iii) of the February Note, in each case, solely to permit the Specified Defaults.

4.3         Rescission of Acceleration. As of the Effective Date, each of JGB Waltham and JGB Concord, as result of the waivers set forth above and after giving effect to application of the Cash Collateral to the February Obligations pursuant to Section 3 of this Agreement, rescind the acceleration of the December Obligations and the February Obligations, respectively.

4.4         Limitation of Waivers. The waivers set forth above shall be limited precisely as written and relate solely to the provisions of Section 8(a)(ii) of the December Debenture, Section 2(a)(ii) of the December Note, Section 8(a)(ix) of the February Convertible Note and Sections 2(a)(ii) and 2(a)(iii) of the February Note, in each case, solely with respect to the Specified Defaults in the manner and to the extent described above and nothing in this Agreement shall be deemed to:

(a)         constitute a waiver of compliance by the Borrowers or any Guarantor with respect to any other term, provision or condition of the December Debenture Documents or the February Note Documents;

(b)         constitute a continuing waiver of the provisions of Section 8(a)(ii) of the December Debenture, Section 2(a)(ii) of the December Note, Section 8(a)(ix) of the February Convertible Note and/or Sections 2(a)(ii) and 2(a)(iii) of the February Note; or

(c)         prejudice any right or remedy that JGB may now have or may have in the future under or in connection with the December Debenture Documents or the February Note Documents.

5.         Amendments to the JGB Notes; Reconfirmations.

5.1         Amendment of the December Debenture. The December Debenture shall be amended and restated in substantially the form attached hereto as Exhibit A.

5.2         Amendment of the December Note. The December Note shall be amended and restated in substantially the form attached hereto as Exhibit B.

5.3         Amendment of the February Convertible Note. The February Convertible Note shall be amended and restated in substantially the form attached hereto as Exhibit C.

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5.4         Reconfirmation of Liens and Security Interest – December Obligations. Nothing herein shall impair or limit the continuation of the liens and security interests granted to JGB Waltham under the December Security Agreement, the other Security Documents (as defined in the Securities Purchase Agreement), pursuant to the Consent, dated March 9, 2016, by and among the Company and JGB Waltham, any deposit account control agreement with any depositary bank or any other December Debenture Document (collectively, the “December Security Instruments”), which liens are continued in full force and effect pursuant to and as provided therein, and which liens secure all December Obligations. For the avoidance of doubt, the Company, VaultLogix and each Guarantor agrees that all references to the “Obligations” in any December Security Instrument include the December Note and the December Debenture as amended hereby. The Company, VaultLogix and each Guarantor acknowledges the continuing existence and priority of all liens and security interests granted, conveyed, and assigned pursuant to the December Security Instruments to which it is a party, in accordance with such instruments, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as JGB Waltham reasonably requests in order to perfect, preserve, and protect such liens and security interests.

5.5         Reconfirmation of Guarantees – December Obligations. Each Guarantor and VaultLogix acknowledges the amendment of the December Debenture and the December Note pursuant to this Agreement and ratifies and confirms that the December Subsidiary Guaranty is not released, diminished, impaired, reduced, or otherwise adversely affected by such amendment and continues to guarantee and assure the full payment and performance of all present and future obligations under the December Debenture, the December Note and the other December Debenture Documents. For the avoidance of doubt, the Company, VaultLogix and each Guarantor agrees that all references to the “Indebtedness” in the December Subsidiary Guaranty include the December Note and the December Debenture as amended hereby and that reference to the “Debenture” in the December Subsidiary Guaranty means the December Debenture and the December Note as amended hereby.

5.6         Reconfirmation of Liens and Security Interest – February Obligations. Nothing herein shall impair or limit the continuation of the liens and security interests granted to JGB Concord under the February Security Agreement, any deposit account control agreement with any depositary bank or any other February Note Document (collectively, the “February Security Instruments”), which liens are continued in full force and effect pursuant to and as provided therein, and which liens secure all February Obligations. For the avoidance of doubt, the Borrowers and each Guarantor agree that all references to the “Obligations” in any February Security Instrument include the February Convertible Note as amended hereby. The Borrowers and each Guarantor acknowledges the continuing existence and priority of all liens and security interests granted, conveyed, and assigned pursuant to the February Security Instruments to which it is a party, in accordance with such instruments, and agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as JGB Concord reasonably requests in order to perfect, preserve, and protect such liens and security interests.

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5.7         Reconfirmation of Guarantees – February Obligations. Each Guarantor acknowledges the amendment of the February Convertible Note pursuant to this Agreement and ratifies and confirms that the February Subsidiary Guaranty is not released, diminished, impaired, reduced, or otherwise adversely affected by such amendment and continues to guarantee and assure the full payment and performance of all present and future obligations under the February Convertible Note and the other February Note Documents. For the avoidance of doubt, each Guarantor agrees that all references to the “Indebtedness” in the December Subsidiary Guaranty include the February Convertible Note as amended hereby and that reference to the “Note” in the February Subsidiary Guaranty means the February Convertible Note as amended hereby.

6.         Conditions Precedent. This Agreement shall not become effective unless and until the date (the "Effective Date") that each of the following conditions shall have been satisfied in JGB’s sole discretion, unless waived in writing by JGB:

6.1         Delivery of this Agreement. The Borrowers and each Guarantor shall have delivered or caused to be delivered a duly executed copy of this Agreement.

6.2         Delivery of Amended JGB Notes. The Borrowers shall have delivered “wet ink” originals of each of the amended and restated JGB Notes referred to in Section 5 of this Agreement.

6.3         Warrants. The Company shall have delivered (i) warrants (such warrants to be in substantially the form attached hereto as Exhibit D) to purchase 1,000,000 shares of the Company’s common stock for an exercise price of $0.01 per share to such persons and in such denominations as set forth in Exhibit F and (ii) warrants (such warrants to be in substantially the form attached hereto as Exhibit E) to purchase 3,500,000 shares of the Company’s common stock for an exercise price of $0.10 per share to such persons and in such denominations as set forth in Exhibit F.

7.         Representations and Warranties. Each Borrower and each Guarantor represents and warrants, severally and jointly, to JGB that:

7.1         Authorization; Enforcement. Each Borrower and each Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement (and each other document required to be executed and delivered by a Borrower or a Guarantor hereunder) by each Borrower and each Guarantor and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each such Borrower and each such Guarantor and no further action is required by either Borrower or any Guarantor in connection herewith. This Agreement (and each other document required to be executed and delivered by a Borrower or a Guarantor hereunder) has been (or upon delivery will have been) duly executed by each Borrower and each Guarantor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of each Borrower and each Guarantor enforceable against them in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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7.2         No Conflicts. The execution, delivery and performance by each Borrower and each Guarantor of this Agreement (and each other document required to be executed and delivered by a Borrower or a Guarantor hereunder), and the consummation by each of them of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of any Borrower’s or any Guarantor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of a Borrower or a Guarantor, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, securities purchase agreement, debt or other instrument (evidencing a Borrower or Guarantor debt or otherwise) or other understanding to which a Borrower or any Guarantor is a party or by which any property or asset of a Borrower or any Guarantor is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which a Borrower or a Guarantor is subject (including federal and state securities laws and regulations), or by which any property or asset of a Borrower or a Guarantor is bound or affected.

7.3         Absence of Defaults. Other than the Specified Defaults, no Event of Default under the JGB Notes has occurred or is continuing. Each Borrower and each Guarantor has complied in all material respects with its respective obligations under the December Debenture Documents and the February Note Documents.

7.4         Solvency. Based on the consolidated financial condition of the Company and its subsidiaries taken as a whole, after giving effect to the transactions contemplated by this Agreement (not including, for the avoidance of doubt, any Dominion Transactions): (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

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7.5         SEC Reports; Financial Statements. Since January 1, 2016, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”). At the times of their respective filings, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The SEC Documents did not, and do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with Regulation S-X and all other published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company does not currently have any reason to believe that it will not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.

7.6         Absence of Material Adverse Effect. Since June 30, 2016, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect (as defined in the Securities Purchase Agreement).

8.         Conditions Subsequent.

8.1         The Company shall use its reasonable best efforts to cause all Indebtedness of the Company and its subsidiaries (other than Indebtedness owed to JGB) to be converted into shares of the Company’s common stock or preferred stock by October 15, 2016, on terms reasonably acceptable to JGB.

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8.2         By not later than September 15, 2016, the parties will cause (i) the Irrevocable Transfer Agent Instructions, dated December 29, 2015, by and among the Company, JGB Waltham and the transfer agent, and Irrevocable Transfer Agent Instructions, dated February 16, 2016, by and among the Company, JGB Concord and the transfer agent, in each case, to be amended to increase the share reserve to 20,000,000 shares each and (ii) the transfer agent to enter into irrevocable transfer agents with respect to the December Note and reserve 20,000,000 therefor.

9.         Covenant to Convert. By not later than the date that is 30 days after the date of this Agreement, JGB Waltham shall have converted no less than $300,000 of the principal amount of the December Debenture, provided that (i) no Event of Default (as defined in the December Debenture) has occurred and is continuing during such 30 day period, (ii) the VWAP (as defined in the December Debenture) of the Common Stock was at least $0.10 per share on each Trading Day during such 30 day period and (iii) all of the Equity Conditions (as defined in the December Debenture) are satisfied on each Trading Day during such 30 day period.

10.         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Borrowers, the Guarantors and JGB, and each of their respective successors and assigns.

11.         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Agreement and the parties submit to the personal jurisdiction of such courts.

12.         No Modification. Except as expressly set forth herein, the JGB Notes, December Debenture Documents and February Note Documents remain unmodified and in full force effect. This Agreement is a Transaction Document and an Operative Document.

13.         Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

14.         Disclosure. Company confirms that neither it nor any other person or entity acting on its behalf has provided JGB or its counsel with any information that constitutes or might constitute material, nonpublic information. The Company will disclose the material terms of this Agreement and the transactions contemplated hereby by not later than 8:00 a.m. on September 2, 2016, or such earlier time as may be required by law, by means of a Current Report on Form 8-K filed with the Securities and Exchange Commission. The Current Report on Form 8-K shall be subject to the prior review and comment of JGB. From and after the filing of the Current Report on Form 8-K with the SEC, the Company acknowledges and agrees that JGB shall not be in possession of any material, nonpublic information received from the Company, any Guarantor or any of their respective officers, directors, employees or agents. The Company acknowledges that JGB shall not be deemed to have any obligation of confidentiality with respect to (i) any non-public information of the Company disclosed to JGB by or on behalf of the Company, (ii) the fact that JGB has exercised any of its rights and/or remedies under the Transaction Documents or the Operative Documents, or (iii) any information obtained by JGB as a result of exercising any of its rights and/or remedies under the Transaction Documents or Operative Documents. In addition, JGB shall not be deemed to be in breach of any duty to the Company and/or to have misappropriated any non-public information of the Company, if JGB engages in transactions of securities of the Company, including, without limitation, any hedging transactions, short sales or any “derivative” transactions while in possession of such non-public information.

15.         Expense Reimbursement. The Company shall on the date hereof deliver to JGB by wire transfer of immediately available funds an amount equal to $50,000 as reimbursement for JGB’s expenses incurred in connection with the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

InterCloud Systems, Inc.

By
Name:
Title:

VaultLogix, LLC

By
Name:
Title:

JGB (Cayman) Waltham Ltd.

By
Name:	Brett Cohen
Title:	President

JGB (Cayman) Concord Ltd.

By
Name:	Brett Cohen
Title:	President

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GUARANTORS:

T N S, INC.	INTEGRATION PARTNERS – NY CORPORATION

By:	By:
Name:	Name:
Its:	Its:

ADEX CORPORATION	AW SOLUTIONS, INC.

By:	By:
Name:	Name:
Its:	Its:

RENTVM INC.	ADEX PUERTO RICO LLC

By:	By:
Name:	Name:
Its:	Its:

ADEXCOMM CORPORATION	TROPICAL COMMUNICATIONS, INC.

By:	By:
Name:	Name:
Its:	Its:

AW SOLUTIONS PUERTO RICO, LLC	RIVES MONTEIRO LEASING, LLC

By:	By:
Name:	Name:
Its:	Its:

RIVES MONTEIRO ENGINEERING, LLC	NOTTINGHAM ENTERPRISES, LLC

By:	By:
Name:	Name:
Its:	Its:

[GUARANTOR SIGNATURE PAGE TO AMENDMENT AGREEMENT DATED SEPTEMBER 1, 2016].

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Exhibit A

See attached

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Exhibit B

See attached

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Exhibit C

See attached

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Exhibit D

See attached

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Exhibit E

See attached

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Exhibit F

Allocations

$0.10 Warrants

JGB Concord – 2,309,371

JGBWaltham – 1,190,629

$0.01 Warrants

JGB Concord – 659,820

JGB Waltham – 340,180

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